EXHIBIT 99.1

ChinaNet Online Holdings Reports First Quarter 2013 Financial Results

Projects $36 million Revenue and $1.2 million Net Income for Full Year 2013

Management to Host Conference Call on Tuesday, May 21st at 8:30 a.m. ET

BEIJING, May 21, 2013 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline ("O2O") sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, today announced financial results for the first quarter of 2013 and guidance for fiscal year 2013.

Summary Financials

First quarter 2013 Results (USD) (Unaudited)
	Q1 2013	Q1 2012	CHANGE
Sales	$7.0 million	$14.9 million	-53%
Gross Profit	$2.6 million	$2.4 million	+8%
Gross Margin	36.6%	16.0%	+129%
Net Income/(Loss) Attributable to Common Stockholders	$0.0 million	-$0.4 million	N/A
EPS (Diluted)	$0.00	-$0.02	N/A

First Quarter 2013 Financial Results

Revenues for the three months ended March 31, 2013 were $7.0 million compared to $14.9 million for the three months ended March 31, 2012, representing a 53% decrease. Low margin TV advertising fell by $7.7 million, accounting for the majority of the year-over-year revenue decline.

Mr. George Chu, Chief Operation Officer of the Company, stated, "Our financial results for the first quarter of 2013 reflect successful execution of our long term strategy. We continued to invest in new services such as mobile advertising and marketing, brand management and sales channel building and flying cloud during the 2012 economic downturn. We expect 2013 to be a challenging year as the overall economy has slowed further due to the economic policies set by the government. However, our expansion strategy and targeted investments in technology and new products will not be held back because these investments have already helped us win new business and enter new markets. Our strong financial position allows us to maintain these strategic investments, which will only strengthen our company for the eventual rebound in our clients' spending."

First Quarter 2013 Revenue Breakdown by Business Unit (USD in thousands)

	Q1 2013%		Q1 2012%		% Change
Internet Advertisement	$3,811	54%	$4,345	29%	-12%
TV Advertisement	$2,638	37%	$10,369	69%	-75%
Bank Kiosk	$69	1%	$71	1%	-3%
Brand Mgmt. & Sales Channel Building	$531	8%	$150	1%	+254%

Revenue from Internet advertisements for the three months ended March 31, 2013 decreased by 12% to $3.8 million compared to the same period a year ago, primarily due to lower spending per customer caused by the general decline in spending by China's SMEs. Sales of brand management and sales channel building services increased by 254% to $0.5 million, representing 8% of total sales for the three months ended March 31, 2013. This increase was due to the timing of projects completed and successful efforts by ChinaNet in expanding its customer base. TV advertising revenues fell to $2.6 million in the first quarter of 2013 from $10.4 million as the Company had significantly higher TV advertising activity in the first quarter of 2012 related to the launch of its entrepreneurial reality show.

Gross profit for the three months ended March 31, 2013 was $2.6 million, up 8% from $2.4 million in the same period one year ago. Gross margin was 36.6%, up significantly from 16.0% in the first quarter of 2012. Gross margins improved due to significantly lower sales of TV advertisements, which carry much lower margins.

Operating expenses for the three months ended March 31, 2013 were approximately $2.6 million compared to $2.3 million in the same period in 2012. The Company increased selling expenses and research and development expenses by 14% and 36%, respectively, to expand its sales force and increase investments in cloud-based application software and mobile advertising platforms.

The Company had a slight operating loss of $0.1 million in the three months ended March 31, 2013 compared to $0.1 million of operating income in the same period one year ago.

Net income attributable to common stockholders for the three months ended March 31, 2013 was $0.0 million and earnings per share was $0.00, compared to -$0.4 million and -$0.02 for the three months ended March 31, 2012, respectively.

Balance Sheet and Cash Flow

The Company had $7.2 million in cash and cash equivalents as of March 31, 2013, compared to $8.8 million as of December 31, 2012, working capital of $25.6 million, compared to $25.2 million as of December 31, 2012, and a current ratio of 3.6 to 1 compared 3.5 to 1 as of December 31, 2012. Total shareholders' equity of ChinaNet was $44.5 million at March 31, 2013 compared to $44.2 million at December 31, 2012.

The Company had $0.4 million of cash outflows from operations for the first three months of 2013 compared to a $0.4 million of cash inflows for the first three months of 2012.

Guidance for 2013

Management is providing the following guidance for fiscal year 2013.

Revenues: $36 million

Net Income: $1.2 million

Business Updates

Super 8 International Limited ("Super 8"), a subsidiary of Wyndham Worldwide, selected Liansuo.com, a subsidiary of ChinaNet, to help expand its franchise outside the U.S. Super 8 International Limited is one of the largest economy hotel operators in the world, operating more than 2,600 hotels worldwide, representing over 56,000 rooms in total. Liansuo.com will help Super 8 franchise hotels quickly expand its franchise footprint in Tier 1 and Tier 2 cities in China.

ChinaNet received the awards of "The Most Leading Enterprise of Chinese Entrepreneurial Merchandising and Franchising Marketing Industry" as well as "The Most Trustworthy E-Commerce Platform in Entrepreneurial Merchandising and Franchising Industry" in China by the China Electronic Commerce Association (CECA). These awards are only awarded to one enterprise in each industry.

The Beijing Zhongguancun Enterprises Credit Promotion Association (ECPA) completed a credit assessment for the Company. ChinaNet was awarded a high grade, which makes the Company eligible to receive future subsidies and funding from the State Development Bank, local governments and related entities.

Liansuo.com, co-hosted the 19th Annual Beijing International Franchise Expo held at the Beijing National Agricultural Exhibition from April 5 to April 6, 2013. As the media co-host of this year's Franchise Expo, Liansuo.com ran promotions and publicity for the Franchise Expo, provided video interviews for the companies in attendance, offered project consulting services on site for entrepreneurs, and disseminated news reports after the exhibition.

Flying Cloud plans to host 10,000 SMEs APP and Mobile sites for the customers. In addition, Flying Cloud expects to update its new products website in the first half of 2013.

ChinaNet participated in the 14th Taiwan Franchise Expo held at the Taipei World Trade Center from April 5 to April 7, 2013. In the process, the Company was able to learn what concerns and priorities franchise owners in Taiwan are considering in their evaluation of entering the mainland China market.

Liansuo.com, signed an agreement with Mendale Textile Limited ("Mendale") to help expand its franchise in China and internationally. Mendale has successfully expanded its owned and operated stores, as well as its franchise stores, across several provinces in China. Liansuo.com will provide online advertising and marketing to help Mendale further increase its brand recognition among consumers and entrepreneurs.

Liansuo.com participated in the 2013 Chinese Franchise Expo held at the China National Convention Center in Beijing from April 26 to April 28, 2013. As the strategic partner of the live webcast of this event, Liansuo.com invited various business leaders to share their valuable experiences in the franchise industry.

Conference Call

Date: Tuesday, May 21, 2013

Time: 8:30 a.m. Eastern Time

Conference Line (U.S.): 1-877-317-6776

International Dial-In: 1-412-317-6776

Conference ID: 10029114

Webcast: http://webcast.mzvaluemonitor.com/Cover.aspx?PlatformId=1313

A power point presentation will be available for downloading on the date of the conference call on ChinaNet's corporate website www.chinanet-online.com; under Investor Relations-News/Events-Events and Presentations.

Please dial in at least 10 minutes before the call to ensure timely participation.

A playback of the call will be available until 8:30 am Eastern Time on May 28, 2013. To listen, call 1-877-344-7529 within the United States or 1-412-317-0088 when calling internationally. Please use the replay pin number 10029114.

About ChinaNet Online Holdings, Inc.

ChinaNet Online Holdings, Inc., a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI, is a leading business to business Internet technology company focusing on providing online-to-offline sales channel expansion service for small and medium-sized enterprises and entrepreneurial management and networking service for entrepreneurs in China. Founded in 2003 and based in Beijing, PRC, the Company's services include its 28.com portal to connect SME franchisors with new franchisees, Internet advertising and marketing with other value-added communication channels, brand management and sales channel solutions, and cloud-computing based management tools, expected to be officially commercialized in 2013. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)
	March 31, 2013	December 31, 2012
	(US $)	(US $)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 3,792	$ 5,483
Term deposit	3,375	3,357
Accounts receivable, net	9,831	8,486
Other receivables, net	3,128	3,103
Prepayment and deposit to suppliers	14,822	14,596
Due from related parties	260	210
Other current assets	135	136
Deferred tax assets-current	42	50
Total current assets	35,385	35,421

Investment in and advance to equity investment affiliates	892	959
Property and equipment, net	1,501	1,636
Intangible assets, net	6,944	7,167
Goodwill	11,144	11,083
Deferred tax assets-non current	794	652
Total Assets	$ 56,660	$ 56,918
Liabilities and Equity
Current liabilities:
Accounts payable	$ 219	$ 110
Advances from customers	1,636	1,065
Accrued payroll and other accruals	877	904
Payable for acquisition	--	1,266
Taxes payable	6,846	6,683
Other payables	240	217
Total current liabilities	9,818	10,245
Long-term liabilities:
Deferred tax liability-non current	1,643	1,689
Long-term borrowing from director	139	139
Total Liabilities	11,600	12,073
Commitments and contingencies
Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 22,186,540 shares at March 31, 2013 and December 31, 2012)	22	22
Additional paid-in capital	20,019	20,008
Statutory reserves	2,296	2,296
Retained earnings	19,535	19,505
Accumulated other comprehensive income	2,605	2,393
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	44,477	44,224
Noncontrolling interests	583	621
Total equity	45,060	44,845
Total Liabilities and Equity	$ 56,660	$ 56,918

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
(In thousands, except for number of shares and per share data)
	Three Months Ended March 31,
	2013	2012
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Sales
From unrelated parties	$ 6,990	$ 14,920
From related parties	59	15
	7,049	14,935
Cost of sales	4,467	12,538
Gross margin	2,582	2,397

Operating expenses
Selling expenses	788	689
General and administrative expenses	1,402	1,243
Research and development expenses	449	331
	2,639	2,263

Loss/(income) from operations	(57)	134

Other income (expenses)
Interest income	32	5
Other expenses	(1)	(1)
	31	4

Loss/(income) before income tax expense, equity method investments and noncontrolling interests	(26)	138
Income tax benefit/(expense)	86	(236)
Income/(loss) before equity method investments and noncontrolling interests	60	(98)
Share of losses in equity investment affiliates	(71)	(193)
Net loss	(11)	(291)
Net loss/(income) attributable to noncontrolling interests	41	(75)
Net income/(loss) attributable to ChinaNet Online Holdings, Inc.	30	(366)

Net loss	(11)	(291)
Foreign currency translation gain	215	263
Comprehensive income/(loss)	$ 204	$ (28)
Comprehensive loss/(income) attributable to noncontrolling interests	38	(112)
Comprehensive income/(loss) attributable to ChinaNet Online Holdings, Inc.	$ 242	$ (140)

Earnings/(loss) per share
Earnings/(loss) per common share
Basic	$ 0.00	$ (0.02)
Diluted	$ 0.00	$ (0.02)

Weighted average number of common shares outstanding:
Basic	22,186,540	22,182,584
Diluted	22,186,540	22,182,584

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended March 31,
	2013	2012
	(US $)	(US $)
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$ (11)	$ (291)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	418	409
Share-based compensation expenses	11	17
Allowances for doubtful debts	260	--
Share of losses in equity investment affiliates	71	193
Deferred taxes	(185)	(381)
Changes in operating assets and liabilities
Accounts receivable	(1,297)	(3,154)
Other receivables	(8)	261
Prepayment and deposit to suppliers	(406)	1,740
Due from related parties	(49)	48
Other current assets	(2)	(22)
Accounts payable	105	(56)
Advances from customers	564	1,162
Accrued payroll and other accruals	(29)	(133)
Due to related parties	--	(78)
Other payables	--	18
Taxes payable	127	630
Net cash (used in) provided by operating activities	(431)	363

Cash flows from investing activities
Purchases of vehicles and office equipment	(11)	(9)
Project development deposit to a third party	--	(2,452)
Payment for acquisition of VIEs	(1,272)	--
Net cash used in investing activities	(1,283)	(2,461)

Cash flows from financing activities
Dividend paid to convertible preferred stockholders	--	(5)
Short-term loan borrowed from an equity investment affiliate	--	316
Net cash provided by financing activities	--	311

Effect of exchange rate fluctuation on cash and cash equivalents	23	56

Net decrease in cash and cash equivalents	(1,691)	(1,731)

Cash and cash equivalents at beginning of the period	5,483	10,695
Cash and cash equivalents at end of the period	$ 3,792	$ 8,964
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us